EXHIBIT 23 (i)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8, No. 33-28239) pertaining to the Baldor Electric Company Employee Savings Plan

2.	Registration Statements (Forms S-8, No. 33-59281, No. 33-60731, and No. 333-62331) pertaining to the Baldor Electric Company 1994 Incentive Stock Plan

3.	Registration Statement (Form S-8, No. 333-33109) pertaining to the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors

4.	Registration Statement (Form S-8, No. 333-33287) pertaining to the Baldor Electric Company Employees’ Profit Sharing and Savings Plan

5.	Registration Statement (Form S-8, No. 333-67474) Stock Option Plan for Non-Employee Directors

6.	Registration Statement (Form S-8, No. 333-0134641) pertaining to the Baldor Electric Company 2006 Equity Incentive Plan

7.	Registration Statement (Form S-3, No. 333-139854) and the related Prospectuses pertaining to the offering of Debt Securities, Preferred Stock and Common Stock

of our reports dated March 11, 2008, with respect to the consolidated financial statements of Baldor Electric Company and the effectiveness of internal control over financial reporting of Baldor Electric Company included in this Annual Report (Form 10-K) of Baldor Electric Company for the year ended December 29, 2007.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 11, 2008